UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  October 10, 2013

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tempur Sealy International, Inc. (the “Company” or “Tempur Sealy”) is filing this Current Report on Form 8-K to provide information about the Tempur Sealy International, Inc. Long-Term Incentive Plan (the “Long-Term Plan”) established under the Company’s 2013 Equity Incentive Plan (“2013 EIP”) in order to facilitate the grant of equity or equity-based awards based on the Company’s achievement of certain pre-determined performance goals during certain designated periods.  The Company is also providing information about the Tempur Sealy Severance and Retention Plan (the “S&R Plan”) in order to provide severance and retention benefits in appropriate circumstances to participants selected by the Company.

Tempur Sealy International, Inc. Long-Term Incentive Plan

The Long-Term Plan was adopted by the Board of Directors of the Company on October 10, 2013.  The purpose of the Long-Term Plan is to attract and retain the best possible executive talent, motivate executive officers and employees, attain long-term objectives and strategic initiatives and to further align the interests of executive officers and employees with those of Tempur Sealy’s stockholders.  Amounts paid under the Long-Term Plan are generally intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986.  The maximum number of shares of stock that may be granted pursuant to or the subject of outstanding awards under the Long-Term Plan is limited to the number of shares of stock available under the 2013 EIP, and new awards may not be made after expiration of the 2013 EIP.

The Compensation Committee will administer the Long-Term Plan, including identifying participating executive officers and employees, establishing Tempur Sealy performance goals and determining the applicable period of performance.  The performance period is the length of time during which the achievement of Tempur Sealy performance goals are measured as designated by the Compensation Committee.

Tempur Sealy International, Inc. Severance and Retention Plan

The S&R Plan was adopted by the Board of Directors of the Company on October 10, 2013.  The purpose of the S&R Plan is to attract and retain eligible employees to remain with and devote their best efforts to the Company’s business and to provide a vehicle for providing certain benefits in the event their employment with the Company or one of its subsidiaries terminates for a reason covered by the S&R Plan.  The S&R Plan is a plan intended to be an “employee welfare benefit plan,” but not a “pension plan,” within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time.  The S&R Plan provides for retention benefits in the form of cash and equity, and severance benefits in the form of cash and benefit continuation, with the amounts and duration determined by the Company on a case-by-case basis to eligible employees.

The S&R Plan will be administered by a committee comprised of individuals who hold the following positions from time to time at the Company:  EVP & Chief Operating Officer, EVP & Chief Financial Officer, EVP & Chief Human Resources Officer, SVP Human Resources, and SVP Global Operations.  Subject to the terms and limitations set forth in the S&R Plan, this committee is also responsible for identifying employees eligible to receive benefits under the S&R Plan.

The information included in this Item 5.02 is summary in nature only and is qualified in its entirety by reference to the Long-Term Plan, and the S&R Plan, copies of which have been filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Tempur Sealy International, Inc. Long-Term Incentive Plan
10.2	Tempur Sealy International, Inc. Severance and Retention Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2013

Tempur Sealy International, Inc.

	By:	/s/ DALE E WILLIAMS
Name: Dale E. Williams
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Tempur Sealy International, Inc. Long-Term Incentive Plan
10.2	Tempur Sealy International, Inc. Severance and Retention Plan